                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            FALCON PRODUCTS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                               [FALCON LOGO]

                           FALCON PRODUCTS, INC.
                       9387 DIELMAN INDUSTRIAL DRIVE
                         ST. LOUIS, MISSOURI 63132


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                        St. Louis, Missouri
                                                           January 28, 2002

    The annual meeting of the stockholders of Falcon Products, Inc., will be held on Thursday, March 14, 2002, at 4:00 p.m. at the St. Louis Club, 7701 Forsyth Boulevard, Clayton Missouri, 63105 for the purposes of:

    1. Electing three Class C directors for a term expiring in 2005; and

    2. Transacting such other business as may properly come before the meeting.

    Stockholders of record at the close of business on January 15, 2002, will be entitled to vote at the meeting. A list of all stockholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be open at the principal office of Falcon Products, Inc. at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132, during usual business hours, to the examination of any stockholder for any purpose germane to the annual meeting for 10 days prior to the date thereof.

    A copy of the Annual Report for fiscal 2001 accompanies this notice.


                                         By Order of the Board of Directors
                                                 MICHAEL J. DRELLER
                                                      Secretary


    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           FALCON PRODUCTS, INC.
                       9387 DIELMAN INDUSTRIAL DRIVE
                         ST. LOUIS, MISSOURI 63132


                              PROXY STATEMENT


                          SOLICITATION OF PROXIES

    The enclosed proxy is solicited by the Board of Directors of Falcon Products, Inc. (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the St. Louis Club, 7701 Forsyth Boulevard, Clayton, Missouri 63105 on Thursday, March 14, 2002, at 4:00 p.m. and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This proxy statement and the enclosed form of proxy are being first sent to stockholders on or about January 28, 2002.

                           REVOCABILITY OF PROXY

    Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the annual meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the annual meeting a written notice of revocation or a later-dated, properly executed proxy.

                                RECORD DATE

    Stockholders of record at the close of business on January 15, 2002, will be entitled to vote at the meeting.

                      ACTION TO BE TAKEN UNDER PROXY

    Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, to-wit, Franklin A. Jacobs and Michael J. Dreller, or either one of them who acts, will vote:

        (1) FOR the election of the persons named herein as nominees for Class C directors of the Company, for a term expiring at the 2005 annual meeting of stockholders (or until successors are duly elected and qualified); and

        (2) According to their judgment, on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

    Should any nominee named herein for election as a Class C director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause the nominee to be unavailable.

               VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF
                       AND CUMULATIVE VOTING RIGHTS

    On January 15, 2002, there were 8,879,563 shares of common stock, par value $.02 per share ("Common Stock"), outstanding, which constitute all of the outstanding capital stock of the Company. Each share is entitled to one vote, and stockholders are entitled to vote cumulatively in the election of directors; that is, each stockholder may vote the number of his, her or its shares multiplied by the number of directors to be elected and may cast all such votes for a single nominee or may distribute them among any number of nominees. There is no condition precedent to the exercise of these cumulative voting rights.

    A majority of the outstanding shares present in person or represented by proxy will constitute a quorum at the meeting. Under applicable state law and provisions of the Company's Certificate of Incorporation (the "Certificate") and Restated By-Laws, as amended (the "By-Laws"), the vote required for the election of directors is a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of directors.

    Abstentions from voting and broker non-votes will operate as neither a vote for nor a vote against the nominee for director. Votes on all matters will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

    As of January 15, 2002, the following persons were known to the Company who may, individually or as a group, be deemed to be the beneficial owners of more than 5% of the Common Stock, each having sole voting and dispositive power over such Common Stock, except as indicated in the footnotes hereto:

                                             AMOUNT AND NATURE              PERCENT
           NAME AND ADDRESS              OF BENEFICIAL OWNERSHIP(1)         OF CLASS
           ----------------              --------------------------         --------
Franklin A. Jacobs                              2,145,726(2)                  23.6%
Chairman of the Board and
Chief Executive Officer of the Company
9387 Dielman Industrial Drive
St. Louis, Missouri 63132

Royce & Associates, Inc.                        1,109,600(3)                  12.5%
1414 Avenue Of The Americas
New York, NY 10022

Wellington Management Company LLP                 821,500(4)                   9.3%
75 State Street
Boston, MA 02109

Dimensional Fund Advisors Inc.                    738,056(5)                   8.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Putnam Investments, LLC                           582,050(6)                   6.6%
One Post Office Square
Boston, MA 02109

JP Morgan Chase & Co.                             566,314(7)                   6.4%
270 Park Avenue
New York, NY 10017

-------
(1) Reflects the number of shares outstanding on January 15, 2002, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of the date of this proxy statement (such options being referred to hereinafter as "currently exercisable options").

(2) Includes 3,500 shares held by Marilyn Mann Jacobs, the wife of Mr. Jacobs, 94,557 shares held in revocable trusts for the benefit of Mr. Jacobs' children as to which Mr. Jacobs serves as sole trustee, and 97,785 shares held by the Jacobs Family Foundation, a charitable trust in which Mr. Jacobs has no pecuniary interest but is the trustee. Also includes currently exercisable options to acquire 212,500 shares of Common Stock. Does not include 43,615 shares held in trust for the benefit of Mr. Jacobs' children as to which Donald P. Gallop serves as sole trustee. See Note (3) to the table under "Security Ownership of Management."

(3) Provided to the Company by a representative from Royce & Associates, Inc. Beneficial owner has shared voting and disposition power for all shares.

(4) Provided to the Company by a representative from Wellington Management Company LLP. Beneficial owner has shared voting and disposition power for all shares.

(5) Provided to the Company by a representative from Dimensional Fund Advisors Inc. "Dimensional". Dimensional, an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 738,056 shares of Falcon Products, Inc. stock as of December 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(6) Based on an amendment to Schedule 13G filed on February 15, 2001, Putnam Investments, LLC has shared voting and disposition power over 210,305 and 582,050 shares, respectively.

                                     3



(7) Provided to the Company by a representative from JP Morgan Chase & Co. Beneficial owner has shared voting and disposition power for all shares.

                     SECURITY OWNERSHIP OF MANAGEMENT

    On January 15, 2002, the following represented beneficial ownership of Common Stock by each director and nominee for election as a director, by each of the executive officers named in the Summary Compensation Table (see "Executive Compensation" below), and by all current directors, nominees and executive officers as a group (each director, nominee and officer having sole voting and dispositive power over the shares listed opposite his name except as indicated in the footnotes hereto):

                                             AMOUNT AND NATURE              PERCENT
                 NAME                    OF BENEFICIAL OWNERSHIP(1)         OF CLASS
                 ----                    --------------------------         --------
Martin Blaylock........................            2,000                        *
Melvin F. Brown........................           15,850(2)                     *
Donald P. Gallop.......................          133,107(3)                   1.5%
Franklin A. Jacobs.....................        2,145,726(4)                  23.6%
S. Lee Kling...........................          202,662(5)                   2.3%
Lee M. Liberman........................           43,842(6)                     *
David L. Morley........................          133,400(7)                   1.5%
Steven C. Roberts......................           11,000                        *
Stephen E. Cohen.......................           58,889(8)                     *
Michael J. Dreller.....................           68,521(9)                     *
Michael J. Kula........................           52,794(10)                    *
All Directors, Nominees and Executive
  Officers as a Group
  (12 individuals).....................        2,869,291(11)                 30.5%(12)

-------
  *  Represents less than 1% of the class.

 (1) See Note (1) to the table under "Voting Securities, Principal Holders Thereof and Cumulative Voting Rights."

 (2) Includes currently exercisable options to acquire 4,850 shares of Common Stock.

 (3) Includes 43,615 shares which are held in a trust for the benefit of Mr. Jacobs' children as to which Mr. Gallop serves as sole trustee, 49,627 shares which are owned of record by Gallop, Johnson & Neuman, L.C., a law firm of which Mr. Gallop is Chairman, and 1,324 shares which Mr. Gallop owns of record as custodian for the benefit of his children. Mr. Gallop disclaims beneficial ownership of all such shares. Also includes currently exercisable options to acquire 14,750 shares of Common Stock.

 (4) See Note (2) to the table under "Voting Securities, Principal Holders Thereof and Cumulative Voting Rights."

 (5) Includes 130,716 shares owned by a revocable trust of which Mr. Kling and his wife are the trustees. Mr. Kling shares voting and dispositive power over such shares. Also includes currently exercisable options to acquire 13,100 shares of Common Stock.

 (6) Includes currently exercisable options to acquire 14,750 shares of Common Stock.

 (7) Includes currently exercisable options to acquire 125,000 shares of Common Stock.

 (8) Includes currently exercisable options to acquire 43,420 shares of Common Stock.

 (9) Includes currently exercisable options to acquire 50,000 shares of Common Stock.

(10) Includes currently exercisable options to acquire 47,000 shares of Common Stock.

(11) Includes 140,420 shares subject to currently exercisable options held by non-director executive officers of the Company and 384,950 shares subject to currently exercisable options held by directors of the Company.

(12) For purposes of determining the aggregate amount and percentage of shares deemed beneficially owned by directors and executive officers of the Company individually and by all directors, nominees and executive officers as a group, exercise of all options listed in the footnotes hereto that are exercisable within 60 days of the date hereof is assumed. For such purpose, 9,404,933 shares of Common Stock are deemed to be outstanding.

                     PROPOSAL 1--ELECTION OF DIRECTORS


                      INFORMATION ABOUT THE NOMINEES

    The Company's Certificate of Incorporation and By-Laws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of the current Class C directors expires at the 2002 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class C nominees listed below to serve until the 2005 annual meeting of stockholders.

    The Company's Bylaws currently specify that the number of Directors shall be nine, subject to amendment by the Board of Directors. The Company currently has one vacancy on the Board of Directors. The Company's Bylaws provide that vacancies on the Board of Directors may be filled by the remaining members of the Board of Directors. Although the Board of Directors intends to fill this vacancy, no person has yet been selected, and it is not anticipated that such vacancy will be filled until after the 2002 Annual Meeting. Proxies solicited by the Company for the election of Directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

    The following table shows for each nominee and director continuing in office his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed a director (each serving continuously since first elected or appointed except as set forth in the footnotes hereto), his directorships with other companies whose securities are registered with the Securities and Exchange Commission ("SEC"), and the class and expiration of his term as director.

                           CLASS C--TO BE ELECTED TO SERVE AS DIRECTOR UNTIL 2005
                                                                                                 SERVICE AS
               NAME                AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
               ----                ---                   --------------------                  --------------

Donald P. Gallop(1)(2)             69    Attorney-at-law; Chairman of the law firm of Gallop,       1963
                                         Johnson & Neuman, L.C., for more than the last five
                                         years.

Franklin A. Jacobs(1)              69    Chairman of the Board and Chief Executive Officer of       1957
                                         the Company for more than the last five years and
                                         President of the Company until December 1995.

S. Lee Kling(1)                    73    Chairman of the Board of Kling Rechter & Co., L.P.,        1969
                                         a merchant banking company, for more than the last
                                         five years; Director of Bernard Chaus, Inc., Electro
                                         Rent Corporation, Engineered Support Systems, Inc.,
                                         Kupper Parker Communications, Inc., Learn2.com, Inc.
                                         and National Beverage Corp.

                            CLASS A--TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2003
                                                                                                 SERVICE AS
               NAME                AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
               ----                ---                   --------------------                  --------------

Melvin F. Brown                    66    Chairman Emeritus of Deutsche Financial Services, a        1997
                                         commercial finance company, since June 30, 1998;
                                         prior thereto, Vice Chairman of Deutsche Financial
                                         Services, since January 1997; prior thereto,
                                         President and Chief Executive Officer of Deutsche
                                         Financial Services, since May 1995; prior thereto,
                                         President of ITT Commercial Finance Corporation, for
                                         more than the last five years.

                                     5



                                                                                                 SERVICE AS
               NAME                AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
               ----                ---                   --------------------                  --------------

Steven C. Roberts                  49    Co-Founder and President of Roberts-Roberts &              2001
                                         Associates, a firm consulting in the areas of public
                                         relations, market research, labor relations and real
                                         estate development, since 1974, President of Roberts
                                         Broadcasting Company, operator of television
                                         stations in St. Louis, Missouri, and Denver,
                                         Colorado; Director of Southside Bancshares Corp.

Lee M. Liberman                    80    Chairman emeritus and consultant to Laclede Gas            1985
                                         Company, a retail natural gas distribution public
                                         utility, since January 1994; Director of CPI
                                         Corporation, Furniture Brands International and DT
                                         Industries, Inc.

                            CLASS B--TO CONTINUE TO SERVE AS DIRECTOR UNTIL 2004
                                                                                                 SERVICE AS
               NAME                AGE                   PRINCIPAL OCCUPATION                  DIRECTOR SINCE
               ----                ---                   --------------------                  --------------

David L. Morley                    45    President and Chief Operating Officer of the Company       2000
                                         since December 2000; prior thereto, Senior Vice
                                         President of Monsanto Company from 1998 to 2000;
                                         President--Nutrition and Consumer Products Company
                                         of Monsanto Company from 1997 to 1998; Vice
                                         President--Americas Ag Sector of Monsanto Company
                                         from 1995 to 1997.

Martin Blaylock                    61    Retired. Vice President of Manufacturing Operations        2001
                                         of Monsanto Company 1996-2001; Prior thereto, Vice
                                         President of Manufacturing Operations for Monsanto
                                         Agricultural Company 1994-1996; prior thereto,
                                         Manufacturing Director for Monsanto Agricultural
                                         Company 1990-1994.

-------
(1) Members of Executive Committee.

(2) Mr. Gallop is a member of the law firm serving as corporate counsel to the Company. See "Transactions with Issuer and Others" for further information.

                 INFORMATION CONCERNING BOARD OF DIRECTORS

    During fiscal 2001, four regular meetings of the Board of Directors were held. During such fiscal year, each director attended 75 percent or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

    The Board of Directors of the Company has a standing Audit Committee consisting of Messrs. Liberman (Chairman), Brown and Roberts. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the
Company's: (i) financial reporting process; (ii) systems of internal accounting and financial controls; (iii) annual independent audit of the Company's financial statements; and (iv) legal compliance and any ethics programs established by management and the Board of Directors. During fiscal 2001, four Audit Committee meetings were held.

    The Company also has a standing Compensation Committee consisting of Messrs. Kling (Chairman) and Blaylock. The purpose of the Compensation Committee is to review and determine the annual salary, bonus and other benefits of all executive officers of the Company, which determinations are subject to the approval of the Board of Directors, and to administer the Company's stock option and other benefit plans. The Compensation Committee also serves as a nominating committee to evaluate and recommend to the Board of Directors qualified nominees for election or appointment as directors and qualified persons for selection as senior officers. See the "COMPENSATION COMMITTEE REPORT" beginning on page 11 for a discussion of the key elements and policy of the Company's executive compensation program. The Compensation Committee will give appropriate consideration to a written recommendation by a stockholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Committee to properly evaluate such nominee's qualifications to serve as a director. During fiscal 2001, one Compensation Committee meeting was held.


                         COMPENSATION OF DIRECTORS

    Directors that are not salaried employees of the Company receive an annual fee of $15,500. The Company's Directors have the opportunity to defer all or a portion of the fees payable to such Directors under the Company's Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). Any fees deferred under the Directors' Plan are credited to a bookkeeping reserve account and converted into a number of stock units equal to 120% of the deferred fees divided by the fair market value of a share of the Company's Common Stock on the last day of the month in which the amount of deferred fees would have been paid but for the deferral. Directors' fees of $95,583 were earned during fiscal 2001, all of which were deferred under the Directors' Plan.

    The Company also maintains a Non-Employee Director Stock Option Plan, which provides for an automatic annual grant in December of each year of a nonqualified stock option to purchase shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the option is granted. Options granted under the plan are exercisable in increments of 20 percent of the underlying shares commencing upon the date of grant and thereafter on each of the four successive anniversaries of the date of grant, however, such options become immediately exercisable upon retirement, death or disability of the director. Seven non-employee directors of the Company were each granted options to purchase 2,000 shares of Common Stock under the plan in December 2000 at an exercise price of $7.25 per share.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No current member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries, was ever an officer or an employee of the Company or any of its subsidiaries or has had any substantial business dealings with the Company or any of its subsidiaries.

                          EXECUTIVE COMPENSATION

    The following table reflects compensation paid or payable for fiscal years 2001, 2000, and 1999 with respect to the Company's chief executive officer and each of the four other most highly compensated executive officers whose fiscal 2001 salaries and bonuses combined exceeded $100,000 in each instance.

                        SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                    ------------------------------------------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                     ---------------------------------------
                                                           OTHER      RESTRICTED
                                                          ANNUAL        STOCK     SECURITIES                 ALL OTHER
                             FISCAL  SALARY              COMPENSA-      AWARD     UNDERLYING       LTIP       COMPEN-
NAME AND PRINCIPAL POSITION   YEAR     ($)     BONUS    TION ($)(1)      ($)      OPTIONS (#)   PAYOUTS ($)  SATION ($)
---------------------------  ------  ------    -----    -----------   ----------  -----------   -----------  ----------
Franklin A. Jacobs            2001   734,328        0          0          0         100,000          0           815(2)
Chairman of the Board         2000   718,908        0          0          0               0          0           815(2)
and Chief Executive Officer   1999   653,846   60,000          0          0               0          0           773(2)

David L. Morley               2001   390,769        0          0          0         500,000          0             0
President & Chief             2000         0        0          0          0               0          0             0
Operating Officer(3)          1999         0        0          0          0               0          0             0

Stephen E. Cohen              2001   191,802        0      3,408          0          15,000          0             0
Vice President--Sales         2000   184,808        0      3,522          0               0          0             0
and Marketing                 1999   159,154   32,035      3,105          0          30,000          0             0

Michael J. Dreller            2001   191,802        0      3,408          0          15,000          0             0
Vice President--Finance       2000   184,808        0      3,522          0               0          0             0
and Chief Financial Officer   1999   157,462   32,035      3,068          0          30,000          0             0

Michael J. Kula               2001   181,741        0      1,291          0          15,000          0             0
Vice President--              2000   178,269        0      1,376          0               0          0             0
Corporate Technology          1999   169,154   34,037      1,320          0          25,000          0             0
and Development

Darryl Rosser                 2001    28,092        0          0          0               0          0       243,432(5)
Former President and Chief    2000   359,454        0      6,897          0               0          0             0
Operating Officer(4)          1999   326,923   66,472      6,361          0          45,000          0             0

--------
(1) Consists of the discount under the Falcon Products, Inc. 1997 Employee Stock Purchase Plan under which employees of the Company may acquire shares of Common Sock at 85% of the lesser of the fair market value on the grant date or the exercise date.

(2) Consists of the economic benefit of premiums paid for a survivorship life insurance policy on the life of Mr. Jacobs.

(3) Mr. David Morley was hired as the President and Chief Operating Officer of the Company on December 6, 2000.

(4) Mr. Darryl Rosser resigned as a director and the President and Chief Operating Officer of the Company on December 6, 2000.

(5) Consists of severance paid to Mr. Rosser in connection with Mr. Rosser's resignation.

                            PENSION PLAN TABLE

    The following table sets forth the estimated annual benefits payable under the Company's defined benefit pension plan upon normal retirement of covered individuals. The estimates assume that benefits commence at age 65 under a straight-life annuity form.

                                                              YEARS OF SERVICE
                                        -------------------------------------------------------------
REMUNERATION                               5       10       15       20       25       30       35
------------                            -------  -------  -------  -------  -------  -------  -------

$ 25,000..........................      $ 1,875  $ 3,750  $ 5,635  $ 7,500  $ 9,375  $11,250  $13,125

  50,000..........................        3,750    7,500   11,250   15,000   18,750   22,500   26,250

  75,000..........................        5,625   11,250   16,875   22,500   28,125   33,750   39,375

 100,000..........................        7,500   15,000   22,500   30,000   37,500   45,000   52,500

 150,000..........................       11,250   22,500   33,750   45,000   56,250   67,500   78,750

 175,000..........................       13,125   26,250   39,375   52,500   65,625   78,750   91,875

    The pension plan benefit is determined by calculating 1.5 percent of the average of the plan participant's salary or wages up to the maximum amount permitted under the Internal Revenue Code (currently $170,000). The plan provides for a maximum of salary and wages of up to $75,000 per year from November 1, 1992 to November 1, 1997, and up to $50,000 per year prior to November 1, 1992, for each year of service. Estimated benefit amounts listed in the above table are not subject to any deduction for Social Security benefits or other offset amounts.

    The credited years of service under the retirement plan for each of the executive officers listed in the Summary Compensation Table are as follows:

   Franklin A. Jacobs     43                        Michael J. Kula     6

   Stephen E. Cohen       11                        David L. Morley     1

   Michael J. Dreller      8

                      INFORMATION AS TO STOCK OPTIONS

    The following table provides certain information as to option grants in fiscal 2001 to the persons named in the Summary Compensation Table.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                             --------------------------------------------------------------
                             NUMBER OF        PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                             SECURITIES      TOTAL OPTIONS                                        AT ASSUMED ANNUAL RATES
                             UNDERLYING       GRANTED TO                                          OF STOCK PRICE APPRECIA-
                              OPTIONS          EMPLOYEES        EXERCISE OR                       TION FOR OPTION TERM (3)
                              GRANTED          IN FISCAL        BASE PRICE       EXPIRATION      --------------------------
           NAME                 (#)              YEAR            ($/SHARE)          DATE           5% ($)         10% ($)
           ----              ----------      -------------      -----------      ----------        ------         -------
Franklin A. Jacobs(1)......   100,000            11.8%             7.125          12/13/10         448,087       1,135,542
David L. Morley(2).........   500,000            58.8%             7.375          12/6/10        2,319,049       5,876,925
Michael J. Dreller(1)......    15,000             1.8%             7.125          12/13/10          67,213         170,331
Stephen E. Cohen(1)........    15,000             1.8%             7.125          12/13/10          67,216         170,331
Michael J. Kula(1).........    15,000             1.8%             7.125          12/13/10          67,213         170,331

---------
(1) Such options were granted at fair market value on date of grant and are exercisable in 20 percent annual increments, beginning on the first anniversary date of grant and on each anniversary date thereafter. All options listed above expire ten years from date of grant, subject generally to earlier terminations upon cessation of employment.

(2) Such options were granted at fair market value on date of grant and are exercisable in 25 percent annual increments, beginning on the first anniversary date of grant and on each anniversary date thereafter. All options listed above expire ten years from date of grant, subject generally to earlier termination upon cessation of employment.

(3) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to expiration of their term using 5 percent and 10 percent appreciation rates set by the SEC, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

    The following table lists option exercises in fiscal 2001 and the value of options held as of the end of fiscal 2001 by the persons listed in the Summary Compensation Table.

                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                             SHARES                             OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)
                            ACQUIRED             VALUE
         NAME            ON EXERCISE (#)      REALIZED ($)        EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
         ----            ---------------      ------------      ------------------------------      -------------------------
Franklin A. Jacobs.....           0                   0                192,500/100,000                         0/0
David L. Morley........           0                   0                   500,000/0                            0/0
Stephen E. Cohen.......           0                   0                 35,245/29,000                        1,121/0
Michael J. Dreller.....           0                   0                 40,000/30,000                          0/0
Michael J. Kula........           0                   0                 38,000/27,000                          0/0
Darryl Rosser..........      14,250              47,145                     0/0(1)                           0/0(1)

---------
(1) Mr. Rosser had 164,500 outstanding options that lapsed upon his resignation.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Audit Committee Report, Accounting Fees and Five Year Total Return Chart shall not be incorporated by reference into any such filings.

                       COMPENSATION COMMITTEE REPORT

GENERAL POLICY

    The Company's executive compensation program is linked to corporate performance and returns to stockholders. To this end, the Company has developed a compensation strategy that ties a significant portion of executive compensation to the Company's success in meeting performance goals and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to link executive and stockholder interests through an equity-based plan and to provide compensation levels that recognize individual contributions as well as overall business results.

    Each year the Compensation Committee reviews the Company's overall executive compensation program in comparison to the Company's executive compensation, corporate performance, stock price appreciation and total return to its stockholders, to other companies of similar size. The annual compensation reviews permit an evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies.

    The Compensation Committee determines the compensation of corporate executives elected by the Board of Directors, including the individuals whose compensation is detailed in this proxy statement. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than Franklin A. Jacobs (the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Mr. Jacobs.

    The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Jacobs, are discussed below. The Compensation Committee also takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below. The Compensation Committee continues to monitor qualifying compensation paid to the Company's executive officers with respect to its deductibility under Section 162(m) of the Internal Revenue Code.

BASE SALARIES

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. The comparative group is not limited to companies that comprise the published industry index shown in the Company's stock performance graph presented below.

    Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also taking into account new responsibilities. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

    With respect to the base salary granted to Mr. Jacobs in fiscal 2001, the Compensation Committee took into account the Company's financial results in fiscal 2000, and the assessment by the Compensation Committee of Mr. Jacob's individual performance. The Compensation Committee also took into account the longevity of Mr. Jacob's service to the Company and its belief that Mr. Jacobs is an excellent representative of the Company to the public by virtue of his stature in the industry. The Compensation Committee did not attribute specific values or weights to any of these factors. For the reasons listed above, Mr. Jacobs was granted an annual base salary, commencing January 1, 2001, of $753,234, representing an increase of 3.1% over calendar year 2000.

ANNUAL BONUSES

    The Company's executive officers are eligible for annual cash bonuses under the terms of the Company's Officer Bonus Plan. Under such Plan, the Compensation Committee establishes bonuses as a percentage of base salary to be paid if and to the extent annual projections for net earnings are met or exceeded. In light of the Company's earnings levels in fiscal years 2001 and 2000, the Compensation Committee did not recommend, nor did the Board of Directors authorize, a bonus for any of the Company's officers attributable to fiscal years 2001 and 2000. In fiscal year 1999, the Compensation Committee recommended and the Board of Directors approved a bonus of approximately 20.5% of the base salary for the Company's officers, except Mr. Jacobs who was awarded a $60,000 bonus. Mr. Jacobs did not participate in the Officer Bonus Plan for fiscal years 2001 and 2000 and, accordingly, was not considered.

STOCK OPTIONS

    The granting of stock options is a key part of the Company's overall compensation program and is designed to provide its executive officers and other key employees with incentives to maximize the Company's long-term financial performance.

    In determining whether and how many options should be granted, the Compensation Committee may consider the responsibilities and seniority of each of the executive officers, as well as the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Compensation Committee has not established specific target awards governing the recipient, timing or size of option grants. Thus, determinations by the Compensation Committee with respect to the granting of stock options are subjective in nature.

CONCLUSION

    Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the volatility of the business cycle from time to time may result in an imbalance for a particular period.

                                          S. Lee Kling, Chairman
                                          Martin Blaylock

                          AUDIT COMMITTEE REPORT

    The Audit Committee is composed of three independent directors as defined by the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors on June 7, 2000.

    We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended November 3, 2001.

    We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

    We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees and have discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 3, 2001, to be filed with the Securities and Exchange Commission.

                                          Lee M. Liberman, Chairman
                                          Melvin F. Brown
                                          Steven C. Roberts

                              ACCOUNTING FEES

    The following table sets forth the aggregate fees billed to the Company for fiscal year 2001 by the Company's independent public accountants, Arthur Andersen LLP:

Audit Fees......................................................  $182,000
Financial Information Systems Design and Implementation Fees....  $      0
All Other Fees..................................................  $211,852(1)

-------
(1) $190,688 related to tax matters

    The Audit Committee has determined that the nature and extent of non-audit services provided by Arthur Andersen is compatible with maintaining auditor independence.

                       FIVE YEAR TOTAL RETURN CHART

    The following chart compares the Company's cumulative yearly stockholder return over a five-year period, calculated monthly, with the NYSE Composite Index of U.S. Companies and a peer group index of public companies that in the judgment of the Company manufacture and/or sell furniture and related products similar to those of the Company. The companies included in the index, in addition to Falcon Products, Inc. are:
Chromcraft Revington, Inc.; Flexsteel Industries, Inc.; Herman Miller, Inc.; Hon Industries, Inc.; and Knape & Vogt Manufacturing Co.

    The chart assumes a $100 investment made November 1, 1996 and the reinvestment of all dividends.


                                  [GRAPH]


                                               11/01/96      10/31/97      10/30/98      10/29/99      10/28/00      11/3/01
                                               --------      --------      --------      --------      --------      -------
   Falcon Products, Inc..................       100.0         109.4          75.4          63.4          58.0          40.8

   NYSE Stock Market (U.S. Companies)....       100.0         131.4         152.1         177.6         185.5         166.7

   Self-Determined Peer Group............       100.0         174.3         152.2         145.8         167.9         159.7

                    TRANSACTIONS WITH ISSUER AND OTHERS

    Donald P. Gallop, a director of the Company, is Chairman of the law firm of Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

    The Company believes that the terms and conditions of the transactions with affiliated persons described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated persons.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2000.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP, the Company's independent public accountants for the fiscal year ended November 3, 2001, have been selected as its independent public accountants for the fiscal year ending November 2, 2002. Representatives of Arthur Andersen LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.

                               ANNUAL REPORT

    The Annual Report of the Company for fiscal 2001 accompanies this Notice of Annual Meeting and Proxy Statement.

                   FUTURE PROPOSALS OF SECURITY HOLDERS

    All proposals of security holders intended to be presented at the 2003 annual meeting of stockholders must be received by the Company not later than September 31, 2002, for inclusion in the Company's 2003 proxy statement and form of proxy relating to the 2003 annual meeting.

    In addition, under the SEC's proxy rules, if a stockholder wishes to bring a proposal before the annual meeting of stockholders outside the proxy inclusion process discussed above but does not provide written notice of the proposal to the Company at least 45 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, such notice will be untimely and any proxies received by the Board of Directors from stockholders in response to its solicitation will be voted by the Company's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the stockholders submitting such proxies. Accordingly, any stockholder who wishes to submit a proposal at the 2003 annual meeting of stockholders and also wishes to avoid, in certain instances, the possibility of discretionary voting by the Company's proxies on such matter must give written notice to the Secretary of the Company on or before December 14, 2002.

                              OTHER BUSINESS

    The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment.

                         HOUSEHOLDING OF MATERIALS

    In some instances, only one copy of this proxy is being delivered to multiple stockholders, sharing an address, unless the Company has received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (314) 991-9200, or send a written request to Michael J. Dreller, Secretary, Falcon Products, Inc., 9387 Dielman Industrial Drive, St. Louis, Missouri, 63132. If you have received only one copy of the proxy statement and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

                               MISCELLANEOUS

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

    Stockholders are urged to mark, sign and send in their proxies without delay.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO MICHAEL J. DRELLER, SECRETARY, FALCON PRODUCTS, INC., 9387 DIELMAN INDUSTRIAL DRIVE, ST. LOUIS, MISSOURI 63132.

                                        By Order of the Board of Directors

                                                MICHAEL J. DRELLER
                                                     Secretary


St. Louis, Missouri
January 28, 2002
                                    15

/X/ PLEASE MARK VOTES                REVOCABLE PROXY
    AS IN THIS EXAMPLE             FALCON PRODUCTS, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS.
                       ANNUAL MEETING OF STOCKHOLDERS
                               MARCH 14, 2002

     The undersigned hereby appoints Franklin A. Jacobs and Michael J. Dreller, and each of them severally, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Annual Meeting of Stockholders of Falcon Products, Inc. to be held on Thursday, March 14, 2002, commencing at 4:00 p.m. in the main dining room, 16th floor of the St. Louis Club, 7701 Forsyth Boulevard, Clayton, Missouri 63105 and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present for the purpose of considering and taking action upon the following as more fully set forth in the Proxy Statement of the Company dated January 28, 2002.

                                                WITH-  FOR ALL
                                          FOR   HOLD   EXCEPT
1. Election of Class C Directors:         / /    / /    / /
   FOR the nominees listed below
   (except as marked to the contrary
   below):

   CLASS C:
   DONALD P. GALLOP
   FRANKLIN A. JACOBS
   S. LEE KLING

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

----------------------------------------------------------------------------

2. In their discretion with respect to the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS UNDER PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                      --------------------------------------
Please be sure to sign and date       Date
  this Proxy in the box below.
----------------------------------------------------------------------


---Stockholder sign above-----------Co-holder (if any) sign above-----


  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                           FALCON PRODUCTS, INC.

----------------------------------------------------------------------------
     The above signed hereby acknowledges receipt of copies of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 28, 2002, and the Annual Report of the Company for fiscal 2001.

     Please sign name(s) exactly as it appears on this proxy. In case of joint holders, all should sign. If executed by a corporation, this proxy should be signed by a duly authorized officer. Executors, administrators and trustees should so indicate when signing. If executed by a partnership, this proxy should be signed by an authorized partner.

                            PLEASE ACT PROMPTLY
                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY
----------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


--------------------------------------


--------------------------------------


--------------------------------------

                                   APPENDIX


     Page 13 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.